Exhibit 99.1

M/I Homes Announces Pricing of $200 Million of Senior Notes Due 2018

Columbus, Ohio - (October 28, 2010) M/I Homes, Inc., (NYSE: MHO) announced today the pricing of its offering of $200 million in aggregate principal amount of 8.625% senior notes due 2018 (the “New Senior Notes”).  The New Senior Notes were priced at 98.587% of their face value to yield 8.875%.  The New Senior Notes will be offered only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain investors in compliance with Regulation S under the Securities Act.  The offering of the New Senior Notes has not been registered under the Securities Act or any state securities laws and the New Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company intends to use the net proceeds from this offering, along with available cash on hand, to fund its purchase of its outstanding 6.875% senior notes due 2012 (the “Existing Senior Notes”) pursuant to the cash tender offer that the Company commenced on October 14, 2010 for any and all of the Existing Senior Notes and to pay related fees and expenses.  Any remaining proceeds from this offering will be used for general corporate purposes.  The sale of the New Senior Notes is subject to customary closing conditions and is expected to close on November 12, 2010.

This announcement is not an offer to sell or the solicitation of an offer to buy the New Senior Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 77,500 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; the Virginia and Maryland suburbs of Washington, D.C., and has recently entered the Houston, Texas market.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as the same may be updated from time to time in any subsequent filings with the Securities and Exchange Commission.  All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact Information
M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
Kevin C. Hake, Vice President, Treasurer (614) 418-8227